SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004



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                                    FORM 8-K

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              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (Date of Earliest Event Reported):

                                November 19, 1999

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                         Commission file number 0-13497

                         PITNEY BOWES CREDIT CORPORATION
           Incorporated pursuant to the Laws of the State of Delaware




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       Internal Revenue Service -- Employer Identification No. 06-0946476

                   27 Waterview Drive, Shelton, CT 06484-4361
                                 (203) 922-4000

Item 5 -- Other Events

     On November 19, 1999 Pitney Bowes Credit Corporation ("the Company") announced that it has entered into a definitive agreement with ABN AMRO North America, Inc., a subsidiary of ABN AMRO Bank N.V., for the sale of Atlantic Mortgage & Investment Corporation ("AMIC"), a wholly owned subsidiary of the Company specializing in the servicing of residential first mortgages for a fee. The sale is expected to close in the fourth quarter of 1999 or early next year. The closing is subject to a number of conditions however, and there is no assurance that it will close in a timely manner, or at all.



Item 7 -- Financial Statements and Exhibits

c. The following exhibit is furnished in accordance with Item 601 of Regulation S-K:



      Exhibit

      (99)       Pitney Bowes Inc. (parent company) press release dated November 19, 1999.         Pages 4-5




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.







                                           PITNEY BOWES CREDIT CORPORATION

                                           By        /s/  NANCY E. COOPER
                                                    ----------------------
                                                        Nancy E. Cooper
                                                  Vice President, Finance and
                                                    Chief Financial Officer
                                                 (Principal Financial Officer)

Dated: November 22, 1999



                                           By      /s/  R. JEFFREY MACARTNEY
                                                    ----------------------
                                                     R. Jeffrey Macartney
                                                          Controller
                                                (Principal Accounting Officer)

Dated: November 22, 1999

                                  Exhibit (99)


                  PITNEY BOWES AND ABN AMRO NORTH AMERICA, INC.
                           REACH DEFINITIVE AGREEMENT
            FOR THE SALE OF PITNEY BOWES' MORTGAGE SERVICING DIVISION


FOR IMMEDIATE RELEASE

Stamford,  Conn. and Chicago, Ill., November 19, 1999 - Pitney Bowes Inc. (NYSE:
PBI), and ABN AMRO North America, Inc. a subsidiary of ABN AMRO Bank N.V., today announced a definitive agreement for the sale of Pitney Bowes' mortgage servicing subsidiary Atlantic Mortgage & Investment Corporation (AMIC). Terms of the deal will not be disclosed prior to closing, which is expected later this year or early next year.
         AMIC,  headquartered  in  Jacksonville,   Florida,   provides  billing,
collection and processing services for major investors in residential first mortgages. Earlier this year Pitney Bowes announced its decision to sell AMIC. Murray Reichenstein, Chief Financial Officer of Pitney Bowes Inc. explains, "This transaction is good news for Pitney Bowes shareholders and for ABN AMRO. It furthers our strategy to focus our resources on core businesses and leverage opportunities in emerging markets, while maximizing the shareholder value delivered by each of the company's business segments. We think this sale also provides ABN AMRO with a good strategic fit for its business."
          At completion of the acquisition, AMIC will be merged into ABN AMRO Mortgage Group. Scott K. Heitmann, head of ABN AMRO North America's Midwest Retail Bank Group said, "The acquisition of Atlantic Mortgage will increase our servicing portfolio by approximately $20 billion, bringing it to a total of more than $90 billion. This will result in increased scale in residential mortgage servicing, and provide management depth and additional capacity to ABN AMRO Mortgage Group. We look forward to this group of professionals joining our North American operation."
          Pitney Bowes Financial Services division, of which AMIC was a part, provides leasing and financing services to help businesses - ranging from small to large - acquire Pitney Bowes and other mission critical equipment and services while preserving cash flow. Pitney Bowes Inc. is a $4.2 billion global provider of informed mail and messaging management. For more information about the company, visit www.pitneybowes.com.

         ABN AMRO North America, Inc. is a unit of Netherlands-based ABN AMRO Bank N.V., the world's sixth largest bank with assets of $480 billion and 3,500 locations in 76 countries and territories. ABN AMRO is one of the largest foreign banking operations in North America with assets of $162 billion and more than 18,000 employees. Headquartered in Chicago with offices in 15 cities in the U.S., Canada and Mexico, the bank's operations include ABN AMRO Incorporated, a full-service investment banking, advisory and brokerage firm; ABN AMRO Asset Management (USA) Inc.; as well as Chicago's LaSalle Bank N.A., LaSalle Bank FSB, Standard Federal Bank of Michigan and EAB in New York. ABN AMRO Mortgage Group, one of the largest mortgage banking operations in the U.S., has locations in Chicago, Troy, Michigan and Ann Arbor, Michigan.
     The forward-looking statements concerning Pitney Bowes contained in this news release involve risks and uncertainties, and are subject to change based on various important factors including timely development and acceptance of new products, gaining product approval, successful entry into new markets, changes in interest rates, and changes in postal regulations, as more fully outlined in the company's 1998 Form 10-K Annual Report filed with the Securities and Exchange Commission.